As filed with the Securities and Exchange Commission on January 24, 2003
                                                    Registration No. 333-_______
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                           --------------------------

                               GENERAL MILLS, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                                   41-0274440
      (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                    Identification No.)
                           --------------------------

                       Number One General Mills Boulevard
                          Minneapolis, Minnesota 55426
          (Address, including zip code, of principal executive offices)
                                 (763) 764-7600
              (Registrant's telephone number, including area code)
                            -------------------------

                               General Mills, Inc.
                        1998 Senior Management Stock Plan
                            (Full title of the plan)
                            -------------------------

                             SIRI S. MARSHALL, Esq.
              Senior Vice President, General Counsel and Secretary
                         Number One General Mills Blvd.
                          Minneapolis, Minnesota 55426
                                 (763) 764-7230
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           --------------------------

                         CALCULATION OF REGISTRATION FEE
------------------------------------------- --------------- ------------------ ----------------------- -------------------
                                                                Proposed           Proposed Maxi-
                                                Amount           Maximum           mum Aggregate
           Title of Securities                  to be        Offering Price           Offering             Amount of
             to be Registered               Registered (1)    Per Share (2)          Price (2)          Registration Fee
                                                                                                              (4)
------------------------------------------- --------------- ------------------ ----------------------- -------------------

     Common Stock $.10 par value (3)           260,000           $47.38             $12,318,800            $1,133.33

------------------------------------------- --------------- ------------------ ----------------------- -------------------

(1) The number of shares being registered represents shares of common stock, which may be issued under the General Mills, Inc. 1998 Senior Management Stock Plan, in addition to shares previously registered. Pursuant to Rule 416(a), also covers additional securities that may be issued as a result of stock splits, stock dividends or similar transactions.
(2) This amount is estimated only to determine the amount of the registration fee pursuant to Rule 457(h). The actual aggregate offering price could be higher or lower. The proposed maximum offering price is based upon the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on January 21, 2003.
(3) Each share of Common Stock also includes a share purchase right pursuant to the Registrant's shareholder rights plan.
(4) Pursuant to general instruction E, 260,000 shares of Common Stock are being carried forward from Registration Statement No. 33-62729, which has been post-effectively amended to deregister such shares. As such, no registration fee has been paid with this filing.

This Registration Statement will become effective immediately upon filing pursuant to Rule 462.

Pursuant to General Instruction E of the General Instructions to Form S-8, this Registration Statement incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-65313).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 5.  Interests of Named Experts and Counsel.

Certain legal matters in connection with the shares of Common Stock to which this Registration Statement relates have been passed upon by Trevor V. Gunderson, Senior Counsel of the Company. Mr. Gunderson owns, directly or indirectly, a number of shares of Common Stock of the Company that represents less than 1% of the total outstanding shares.


Item 8.  Exhibits.

Exhibit
Number             Description
------             -----------


 5       Opinion of Counsel re legality (Consent of Counsel included therein)

23.1     Consent of KPMG LLP

23.2 Consent of Counsel (included in the opinion filed as Exhibit 5 to this Registration Statement).

24 Powers of Attorney (Incorporated by reference to Exhibit 24 to Registrant's S-8 filed June 6, 2002, Registration No. 333-90010).

99 1998 Senior Management Plan, as amended (incorporated herein by reference to Exhibit 10.22 to Registrant's Annual Report on Form 10-K for the fiscal year ended May 28, 2000).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley (Minneapolis), State of Minnesota, on the 24th day of January, 2003

                 GENERAL MILLS, INC.               )
                                                   )
                                                   )
                 By         Stephen W. Sanger      )   /s/ Siri S. Marshall
                   --------------------------------)---------------------------
                     Chairman of the Board and     )       Siri S. Marshall
                      Chief Executive Officer      )       Attorney-in-fact


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                   Title              )
        ---------                   -----              )
                                                       )
Stephen W. Sanger          Chairman of the Board       )
                            and Chief Executive Officer)
Stephen R. Demeritt        Vice Chairman               )
L. D. DeSimone Director                                )
William T. Esrey           Director                    ) /s/ Siri S. Marshall
                                                       )------------------------
Raymond V. Gilmartin       Director                    )     Siri S. Marshall
Judith Richards Hope       Director                    )     Attorney-in-fact
Robert L. Johnson          Director                    )     January 24, 2003
John Keenan                Director                    )
Heidi G. Miller            Director                    )
A. Michael Spence          Director                    )
Dorothy A. Terrell         Director                    )
Raymond G. Viault          Vice Chairman               )
Paul S. Walsh              Director                    )


------------------------
Hilda Ochoa-Brillembourg   Director


    /s/ Kenneth L. Thome   Senior Vice President,             January 21, 2003
------------------------    Financial Operations
      Kenneth L. Thome      (Principal Accounting Officer)

                                  EXHIBIT INDEX



Exhibit Number               Description
--------------               -----------



     5 Opinion of Counsel re Legality (Consent of Counsel included therein)

    23.1      Consent of KPMG LLP

    23.2 Consent of Counsel (included in the opinion filed as Exhibit 5 to this Registration Statement)

    24 Powers of Attorney (Incorporated by reference to Exhibit 24 to Registrant's S-8 filed June 6, 2002, Registration No. 333-90010).

    99 1998 Senior Management Plan, as amended (incorporated herein by reference to Exhibit 10.22 to Registrant's Annual Report on Form 10-K for the fiscal year ended May 28, 2000).